Exhibit 10.2

HDSI/CMGO STRATEGIC TRANSACTION AGREEMENT

This Strategic Transaction Agreement (this "Agreement") is made and entered into as of this 4th day of November, 2015, by and among CMG Holdings Group, Inc., a Nevada corporation ("CMGO"), HDS International Corp., a Nevada corporation ("HDSI"), and SirenGPS, Inc., a Delaware stock company currently the majority voting stockholder of HDSI (the "HDSI Controlling Stockholder"). CMGO, SirenGPS, and HDSI shall each be individually referred to herein as a "Party", and collectively, the "Parties."

WHEREAS, CMGO is the owner of that certain intellectual property and technology ("IP") relating to managing gaming tournaments and other technologies that operate under the business name Good Gaming, underlying that certain intellectual property Asset Purchase Agreement attached hereto as Exhibit A (the "Good Gaming Asset Purchase Agreement"); and

WHEREAS, HDSI desires to acquire from CMGO, and CMGO desires to sell to HDSI, that certain IP underlying the Good Gaming Asset Purchase Agreement, pursuant to the terms of the Good Gaming Asset Purchase Agreement and upon the more global terms and conditions hereinafter set forth; and

WHEREAS, HDSI is currently a party to the SirenGPS Intellectual Property License entered into February 27, 2015 (the "SirenGPS License"), and to an Asset Purchase Agreement entered into on June 2, 2015 (the "Asset Purchase Agreement") relating to, among other things, technologies for emergency communication and enhanced 911 services, and that these agreements for HDSI's access to SirenGPS Intellectual Property and Assets were contingent upon HDSI making license maintenance payments to SirenGPS, which have not been made due to lack of funds, among other obligations, which include, but are not limited to, HDSI's successfully raising certain funding, which contingent requirements were not accomplished; and

WHEREAS,  HDSI is currently exploring causes of action and potential litigation that may be brought against one or more funding facilities and/or individuals related to misrepresentation and/or other wrongdoing related to promises to fund the Company which were not kept, and which, upon information and belief, were made with the intent to enable one or more parties to profit from the conversion and sale of HDSI public securities; and

WHEREAS,  all Parties acknowledge and agree that the license maintenance requirements and other contingencies under the SirenGPS Intellectual Property License and Asset Purchase Agreement have not been met, which entitles SirenGPS and its Directors, Officers to rescind that license and foreclose on all related assets; and

WHEREAS, all Parties acknowledge and agree that SirenGPS currently holds a First Party Lien on the SirenGPS Intellectual Property, which entitles SirenGPS to reclaim said Intellectual Property and related assets free and clear of any encumbrance, or obligation of any kind, and without limitation; and

WHEREAS, the SirenGPS management are currently owed approximately $200,000, pursuant to agreements by and between HDSI and the those individuals, and HDSI desires to resolve any amounts owing pursuant to the terms and conditions of this Agreement; and

WHEREAS,  this Agreement contemplates a transaction whereby (1) HDSI will enter into the Good Gaming Asset Purchase Agreement with CMGO, as further described below in Article I, in return for consideration consisting of, among other things, shares of HDSI Stock to be transferred to CMGO that represent a controlling interest in HDSI, (2) HDSI will resolve with SirenGPS and its management any amounts owing, and (3) SirenGPS shall reclaim its intellectual property. This transaction shall be completed for consideration consisting of shares of HDSI Stock, payment or other resolution of a Use of Proceeds, as

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well as release by HDSI of any residual right, title or interests in SirenGPS Intellectual Property or any other assets of SirenGPS not otherwise released through the operation of SirenGPS' exercise of its right to recover, and other consideration as set forth herein; and

WHEREAS, the Parties believe it is in each of their respective best interests, and the best interest of their shareholders, to enter into this Strategic Transaction Agreement, and for CMGO and HDSI to concurrently enter into the Good Gaming Asset Purchase Agreement to exchange for equity in HDSI for Good Gaming business as follows:

SirenGPS shall exercise its right to rescind the Intellectual Property Agreement that it entered into with HDSI, and will foreclose on the Asset Purchase Note issued by HDSI, reclaiming all of its Intellectual Property, software and other assets and releasing its right to convert the forty million six hundred twenty five thousand (40,625,000) HDSI Class B Preferred shares under that Asset Purchase Agreement;

SirenGPS shall transfer the fourteen million, four hundred thousand (14,400,000) shares of HDSI Class B Preferred shares currently held by SirenGPS to CMGO;

Subject to the terms and conditions of the Good Gaming Asset Purchase Agreement, HDSI shall transfer ownership of eighty five million, six hundred thousand (85,600,000) shares of newly issued HDSI Class B Preferred Stock, $0.001 par value per share (the "HDSI Class B Preferred Stock") to CMGO, bringing the total paid to CMGO to one hundred million (100,000,000) HDSI Class B Preferred Shares;

HDSI will transfer two million (2,000,000) newly-issued shares of HDSI Class B Preferred stock to settle obligations to SirenGPS management as indicated in Schedule I attached to this Agreement.

WHEREAS, the foregoing recitals are true and accurate and express the intentions of the Parties hereto and are hereby incorporated by this reference into this Agreement.

NOW, THEREFORE,  in consideration of the mutual terms, conditions and other agreements set forth herein, and for other good and valuable consideration, the Parties hereto agree as follows:

ARTICLE I

TRANSACTION

Section  1.1       Good Gaming Asset Purchase Agreement. Upon satisfaction of all of the conditions to the obligations of the Parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof): CMGO and HDSI shall enter into that certain GOOD GAMING Asset Purchase Agreement, with HDSI receiving the rights and privileges associated therewith and conveyed therein, as more specifically set forth in Exhibit A hereto.

Section  1.2    Consideration. tc A (b)   Assumption of Liabilities. A  \I 2 Consideration for the transactions contemplated in this agreement are as follows:

As consideration for CMGO entering into this Strategic Transaction Agreement CMGO will be entitle to receive fourteen million four hundred thousand (14,400,000) shares of HDSI Class B Preferred Stock from HDSI Controlling Shareholder, SirenGPS, to be transferred upon Closing.

In consideration for CMGO transferring the Good Gaming assets to HDSI, and subject to certain fmance contingencies identified in the Good Gaming Asset Purchase Agreement, CMGO will be entitled to Eighty five million, six hundred thousand (85,600,000) newly-issued shares of HDSI Class B Preferred Stock, $0.001 par value per share from HDSI, to be issued upon effective completion of state filings to complete the authorization of shares recently approved by the SEC.

Upon completion of the contemplated transactions CMGO will hold a total of one hundred million (100,000,000) shares ofHDSI Class B Preferred Stock.

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Contemporaneous with the Closing, CMGO shall:

Execute an Asset Purchase Agreement with HDSI for Good Gaming IP, Software and business, and;

Remit cash payment according to the Use of Proceeds attached as EXHIBIT B.

i.  HDSI may make arrangements to satisfy the obligations represented in the frrst six items in the Use of Proceeds with those vendors after closing at its discretion.

ii.   HDSI will commit best efforts to resolve the obligation of payment of item 7 in the Use of Proceeds, the Utsey Guarantor Agreement attached as EXHIBIT C (the "Utsey Note"). Related to this effort the Company shall issue a convertible note to SirenGPS in the amount of $60,000 (the "Guaranty Note"). The Guaranty Note shall have an 18 month maturity and bear no interest. Subject to applicable holding period, the Guaranty Note will be convertible into common shares of the Company with a 20% discount to the lowest closing price on any of the five trading days immediately preceding the conversion. The Company shall reserve common shares with the transfer agent sufficient to cover the conversion of the note as soon as practicable, but no later than 90 days from the execution of this Agreement. In the event that the Company is able to negotiate satisfaction of the Utsey Note in a manner that includes a full release of all obligations of SirenGPS, Inc. by December 31, 2015, the Guaranty Note will be extinguished and considered fully satisfied.

iii.  HDSI must remit payment in full on the obligations represented in item 10 of the Use of Proceeds within ten (10) days of closing.

iv.  HDSI must remit payment in full on the obligations represented in items 8 and 9 of the Use of Proceeds within sixty (60) days of closing.

Section 1.3  The Closing tc A (e)  The Closing. A \1 2 The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of HDS International Corp., located at 9272 Olive Road, StLouis, MO 63132, commencing at 4:30p.m. local time on the same business day the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as the Parties may mutually determine (the "Closing Date"), but in no event later than November 4, 2015, unless otherwise agreed to in a written document signed by HDSI and CMGO.

Section 1.4  Deliveries at the Closing. tc A (f)  Deliveries at the Closing. A \1 2 At the Closing, (i) CMGO will deliver to HDSI the various certificates, instruments, and documents referred to in Section 5 below; (ii) HDSI will deliver to CMGO the various certificates, instruments, and documents referred to in Section 4 below; (iii) CMGO will execute such other instruments of transfer, conveyance, and assignment as HDSI and its counsel may reasonably request; and (iv) HDSI and SirenGPS will execute, such other instruments of assumption as CMGO and its counsel may reasonably request. Simultaneously with the Closing SirenGPS shall effect transfer to CMGO full ownership of their respective components of the HDSI Stock and, subject to the financing contingency, CMGO shall give HDSI full possession and enjoyment of the rights under the Asset Purchase Agreement.

Section 1.5  Directors of HDSI at Closing Date. On the Closing Date, Paul Rauner, the current director of HDSI, shall resign from the board of directors of HDSI (the "HDSI Board") and CMGO shall appoint a board of directors at its sole discretion.

Section 1.6   Officers of HDSI at Closing Date. On the Closing Date, Paul Rauner shall resign from each officer position held at HDSI and immediately thereafter, the HDSI Board shall appoint officer(s) at its sole discretion.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF HDSI

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HDSI represents, warrants and agrees that all of the statements in the following subsections of this
Article II are true and complete as of the date hereof.

Section 2.1 Corporate Organization

HDSI is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of HDSI. "Material Adverse Effect" means, when used with respect to HDSI, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results ofHDSI, or materially impair the ability of HDSI to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

B.          Copies of the Articles of Incorporation and By-laws of HDSI with all amendments thereto, as of the date hereof (the "HDSI Charter Documents"), have been furnished to SirenGPS, and such copies are accurate and complete as of the date hereof. The minute books of HDSI are current as required by law, contain the minutes of all meetings of the HDSI Board and stockholders of HDSI from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the HDSI Board and stockholders of HDSI. HDSI is not in violation of any of the provisions of the HDSI Charter Documents.

Section 2.2 Capitalization of HDSI.

A.          The authorized capital stock of HDSI consists of (a) two billion (2,000,000,000) shares authorized as common stock, par value $0.001, of which two billion (2,000,000,000) shares of common stock are issued and outstanding at the time of the execution of this Agreement, with fifty million preferred shares authorized, of which twenty five million (25,000,000) of such preferred shares are designated as Class A Preferred Stock and twenty five million (25,000,000) are designated as Class B Preferred Stock. At the time of the execution of this agreement,   seven million five hundred thousand (7,500,000) shares of Class A Preferred Stock are issued and outstanding, and sixteen million two hundred twenty four thousand and seventy three (16,224,073) of such preferred shares designated as Class B Preferred Stock are issued and outstanding. Upon completion of this transaction the parties will take necessary steps to complete the execution of the 14C filing that has already been approved the United States Securities Exchange Commission (SEC) to effect the share structure identified here:

B.         All of the issued and outstanding shares of common stock of HDSI immediately prior to this Agreement are, and all shares of common stock of HDSI when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any security holder. Except with respect to securities to be issued to CMGO pursuant to the terms hereof, and with respect to securities to be issued to certain convertible debt lenders as disclosed in HDSI's public filings, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of HDSI's capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or

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similar rights, pre-emptive rights or rights of first refusal with respect to HDSI or any common stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of HDSI's capital stock, that have not already been disclosed to CMGO. There are no registration or antin dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which HDSI is a party or by which it is bound with respect to any equity security of any class of HDSI. HDSI is not a party to, and it has no knowledge of, any agreement restricting the transfer of any shares of the capital stock of HDSI. The issuance of all of the shares of HDSI described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of HDSI has any right to rescind or bring any other claim against HDSI for failure to comply with the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws.

C.          There are no outstanding, material contractual obligations (contingent or otherwise) of HDSI to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, HDSI or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person that have not been disclosed to CMGO.

Section 2.3    Subsidiaries and Equity Investments. HDSI does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity, other than its wholly-owned subsidiary, HDS Energy and Ecosystems NB, LTD., a Province of New Brunswick, Canada corporation ("HDS NB").

Section 2.4   Authorization, Validity and Enforceability of Agreements. HDSI has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by HDSI and the consummation by HDSI of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of HDSI, and no other corporate proceedings on the part of HDSI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of HDSI and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally. HDSI does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Exchange Act.

Section 2.5   No Conflict or Violation. Neither the execution and delivery of this Agreement by HDSI, nor the consummation by HDSI of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the HDSI Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which HDSI is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modifY or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which HDSI is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of HDSI's assets, including without limitation the HDSI Stock.

Section 2.6    Agreements. Except as disclosed on documents filed with the Securities and Exchange Commission (the "Commission"), HDSI is not a party to or bound by any contracts that have not been disclosed to CMGO, including, but not limited to, any:

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A.          employment, advisory or consulting contract;

B.            plan providing for employee benefits of any nature, including any severance payments;

C.            lease with respect to any property or equipment;

D.	contract, agreement, understanding or commitment for any future expenditure in excess of $5,000 in the aggregate;

E.	contract or commitment pursuant to which it bas assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization; or

F.	agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

Section 2.7  Litigation. There is no action, suit, proceeding or investigation ("Action") pending or, to the knowledge of HDSI, currently threatened against HDSI or any of its affiliates, that may materially affect the validity of this Agreement or the right of HDSI to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of HDSI, currently threatened against HDSI or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against HDSI or any of its affiliates for any controversy greater than $5,000. Neither HDSI nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by HDSI or any of its affiliates relating to HDST currently pending or which HDSI or any of its affiliates intends to initiate, other than the potential cause of action against funding facilities referenced in this agreement.

Section  2.8  Comnliance with Laws. Upon the filing of the outstanding quarterly report that CMGO is aware must be brought current and filed upon closing of this agreement: HDSI has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state. There is no basis of which HDSI, its management, officers, or directors are aware that would keep any regulator from approving HDSI corporate actions including, but not limited to, issue, split or merger of shares.

Section 2.9  Financial Statements; SEC Filing.

A.          HDSI's financial statements (the "Financial Statements") contained in its periodic reports filed with the SEC have been prepared in accordance with generally accepted accounting principles applicable in the United States of America ("U.S. GAAP") applied on a consistent basis throughout the periods indicated, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of HDSI as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. HDSI has no material liabilities (contingent or otherwise). HDSI is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. HDSI maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

B.          HDSI has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the "Public Reports"),  as to its best knowledge, with the exception of the currently outstanding quarterly report. Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/ Oxley Act of 2002 (the "Sarbanes/Oxley  Act") and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to

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state a material fact necessary to make the statements made therein not misleading. There is no event, fact or circumstance that would cause any certification signed by any officer of HDSI in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of HDSI's common stock, it being acknowledged that none of HDSI's securities are approved or listed for trading on any exchange or quotation system. To the extent that the Parties determine certain filings have not been made with the SEC, the Company will use its commercial best efforts to make any such filings promptly.

Section 2.10  Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, HDSI Board minutes and fmancial and other records of whatsoever kind of HDSI have been fully, properly and accurately kept and completed; there are no  material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the fmancial, contractual and legal position of HDSI. HDSI maintains a system of internal accounting controls sufficient, in the judgment of HDSI, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of fmancial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.11  No Other Debt Obligations. Upon the Closing Date, HDSI will not have debt, obligations or liabilities other than those disclosed in the Company's financial statements or as otherwise described in the Use of Proceeds attached to this Agreement.

Section 2.12   No Broker Fees. No brokers, finders or finaancial advisory fees or commissions will be payable by or to HDSI or any of their affiliates with respect to the transactions contemplated by this Agreement. New management of HDSI may award reasonable compensation for transaction assistance after the close of the transaction at its sole discretion.

Section 2.13  Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of HDSI in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.14  Absence of Undisclosed Liabilities. Since the date of the filing of its annual report on Form 10-Q for the quarter ended September 30, 2014, except as specifically disclosed in the Public Reports: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) HDSI has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees; (C) HDSI has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) HDSI has not made any loan, advance or capital contribution to or investment in any person or entity; (E) HDSI has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) HDSI has not suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Agreement, HDSI has not entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.16      Employees.

A.          HDSI has two employees, Paul  Rauner and Galina Berkovich. In addition, Bernard Mangold has

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served as a consultant and strategic CTO for the Company. Upon the close of this transaction, with the transfer of shares identified in the capitalization table above, all obligations from HDSI to these employees other than identified in the Use of Proceeds will be resolved.

B.         Other than these individuals, HDSI does not have any officers or directors. No director or officer of HDSI is a party  to,  or  is  otherwise  bound  by, any  contract  (including  any  confidentiality,  nonn competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (a) the performance of his duties as a director or officer ofHDSI or (b) the ability ofHDSI to conduct its business.

Section 2.17   No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to HDSI or its respective businesses, properties, prospects, operations or fmancial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by HDSI but which has not been so publicly announced or disclosed. HDSI has not provided to HOEL any material nonn public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by HDSI but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

Section 2.18   Disclosure. This Agreement  and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of HDSI or the HDSI Controlling Stockholder in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.19    No Assets or Real Property. Except as set forth on the most recent Financial Statements, HDSI does not have any assets of any kind.

Section 2.20   Interested Partv Transactions.  Except as disclosed in Commission filings, no officer, director or  shareholder  of  HDSI  or  any  affiliate  or  "associate"  (as  such  term  is  defined  in  Rule  405  of  the Commission  under the Securities Act)  of any such  person  or entity, has or  has had, either  directly  or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished  or sold or are proposed  to be furnished  or sold  by HDSI, or (ii) purchases  from  or sells or furnishes to, or proposes to purchase from, sell to or furnish HDSI any goods or services; or (b) a beneficial interest in any contract or agreement to which HDSI is a party or by which it may be bound or affected.

Section 2.21    Intellectual Property. Except as in documents filed with the Commission, HDSI does not own, use or license any intellectual property in its business as presently conducted.

Section  2.22    License Agreement. HDSI agrees to be bound by the terms  of  the License Agreement attached hereto as Exhibit A.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CMGO

CMGO represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to CMGO, are true and complete as of the date hereof.

Section 3.1  Qrganization.   CMGO is a corporation duly organized and validly existing under the laws of the  State  of Nevada  and  has the  power and  is duly  authorized  under  all applicable  laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of CMGO's  Articles of Organization or

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Operating Agreement. CMGO has taken all actions required by law, its Articles of Organization or Operating Agreement, or otherwise to authorize the execution and delivery of this Agreement. CMGO has full power, authority, and legal capacity and has taken all action required by law, its Articles of Organization or Operating Agreement, and otherwise to consummate the transactions herein contemplated.

Section 3.2 Authority.                                                      Undersigned representative of CMGO is duly authorized and has taken all necessary steps to effectively execute and complete the transaction represented in this Agreement.

Section 3.3 Financial Statements. CMGO has kept all books and records since inception and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of SirenGPS.

Section 3.4 Information. The information concerning CMGO set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.5 Absence of Certain Changes or Events. Since October 15,2015, (a) CMGO has not (I) made any material change in its method of management, operation or accounting, (ii) entered into any other material transaction other than sales in the ordinary course of its business; or (iii) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its members, managers, or employees; and (b) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of SirenGPS.

Section 3.7 Litigation and Proceeding'. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of CMGO after reasonable investigation, threatened by or against CMGO or affecting CMGO or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. CMGO does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances

Section 3.8 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which CMGO is a party or to which any of its assets, properties or operations are subject.

Section 3.9 Compliance With Laws and Regulations. To the best of its knowledge, CMGO has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of SirenGPS or except to the extent that noncompliance would not result in the occurrence of any material liability for SirenGPS.

Section 3.10 Approval of Agreement. The President and Chief Executive Officer of CMGO has authorized the execution and delivery of this Agreement by CMGO and has approved this Agreement and the transactions contemplated hereby. The board of CMGO bas considered, approved and documented its authorization for this transaction to proceed.

Section 3.11 Valid Obligation. This Agreement and all agreements and other documents executed by CMGO in connection herewith constitute the valid and binding obligation of CMGO, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other

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similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.12 Acknowledgment. CMGO understands and agrees that the HDSI Stock To CMGO to be issued and/or transferred pursuant to this Agreement has not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance and transfer of the HDSI Stock To CMGO is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder or Regulation S for offers and sales of securities outside the U.S.

Section 3.13 Stock Legends. CMGO hereby agrees with HDSI as follows:

A.          Securities Act Legend Accredited Investors. The certificates evidencing the HDSI Stock issued to SirenGPS will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE  REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION  S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATIONS HAVE BEEN SATISFIED.

B.           Other Legends. The certificates representing such HDSI Stock To CMGO, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

C.           OPINION. The Company shall not transfer any or all of the HDSI Common Stock to CMGO pursuant to Rule 144, under the Securities Act, Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the HDSI Stock, without CMGO first providing HDSI with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the HDSI) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or  qualification requirements of any applicable U.S. state securities laws.

Section 3.14       Tangible Assets.  Any tangible assets that CMGO owns or leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair subject to normal wear and tear.

Section 3.15       Ownership. CMGO has, and will have at the Closing, good, valid and marketable title to all of the IP underlying the License Agreement, free and clear of any liens. CMGO has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or

INITIATED: GL/PR

acquire any of its right, title or interest, in and to any of the IP underlying the License Agreement. No third party has any option or right to acquire CMGO's IP or any of the rights under the License Agreement.

Section 3.16        Intellectual Property. CMGO owns, free and clear of any Encumbrance, or has the valid right to transfer any intellectual property used by CMGO underlying the License Agreement. CMGO has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. CMGO makes no representation of warranty in respect of any other intellectual property, and HDSI confirms it has been allowed to conduct due diligence satisfactory to HDSI, and HDSI agrees that any intellectual property of SirenGPS is taken as-is.

A.          CMGO has no agreements with any Person pursuant to which CMGO obtains rights to intellectual property material to the License Agreement that is owned by an entity other than CMGO.

B.         CMGO has taken reasonable precautions (I) to protect its rights in the intellectual property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential intellectual property, related to the License Agreement and to CMGO knowledge, there have been no acts or omissions by the officers, directors, employees and agents of SirenGPS, the result of which would be to materially compromise the rights of CMGO to apply for or enforce appropriate legal protection of CMGO intellectual property.

Section 3.17        Litigation.   CMGO (I) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge that would have a material effect on this agreement nor (ii) is a party to or, to the knowledge of members of CMGO, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator that would have any material affect on this agreement.

Section 3.18        Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

ARTICLE IV

CONDITIONS TO OBLIGATIONS OF CMGO

The obligations of CMGO to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by CMGO at its sole discretion:

Section 4.1 Representations and Warranties of HDSI. All representations and warranties made by HDSI in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 4.2 Agreements and Covenants. HDSI shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 4.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 4.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any

INITIATED: GL/PR

court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive  order promulgated or enacted by any government  or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of HDSI shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or byA any other person, or entity  which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 4.5 Other Closing Documents. CMGO shall have received such certificates, instruments and documents in confirmation of the representations and warranties of HDSI, HDSI's performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as CMGO and/or its respective counsel may reasonably request. For documents, certificates, instruments or shares that are to be transferred subsequent to the close of the Agreement, CMGO has received acceptable assurance that this will proceed according to the Agreement, or will be in control of the execution of any such contingencies.

Section 4.6 Documents. HDSI must have caused the following documents to be delivered to CMGO:

share certificates evidencing the transfer of stock to CMGO registered in the name of CMGO;

B.           a Secretary's Certificate, dated the Closing Date, certifying attached copies of (A) the HDSI Charter Documents, (B) the resolutions of the HDSI Board approving this Agreement and the transactions contemplated hereby and thereby; and 8 the incumbency of each authorized officer of HDSI signing this Agreement to which HDSI is a party;

C.            this Agreement duly executed;

D.            the resignation of Paul Rauner as sole officer of HDSI as of the Closing Date;

E.            the resignation of Paul Rainier as sole director of HDSI on the Closing Date;

F.            such other documents as CMGO may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of HDSI, (B) evidencing the performance of, or compliance by HDSI with any covenant or obligation required to be performed or complied with by HDSI, 8 evidencing the satisfaction of any condition referred to in this Article V, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 4.8 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to HDSI.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF HDSI

The obligations of HDSI to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by HDSI in its sole discretion:

Section 5.1 Representation and Warranties of CMGO. All representations and warranties made by SirenGPS in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

INITIATED: GL/PR

Section 5.2 Agreements and Covenants. CMGO shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Specifically, CMGO shall complete and execute a Good Gaming Asset Purchase Agreement with HDSI contemporaneous to the execution of this Agreement.

Section 5.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of SirenGPS shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5  Other Closing Documents. HDSI shall have received such certificates, instruments and documents in confirmation of the representations and warranties of CMGO, and the performance of CMGO respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as HDSI or its counsel may reasonably request.

Section 5.6 Documents. CMGO must deliver to HDSI at the Closing:

documentation evidencing CMGO acquisition and ownership of the Assets. this Agreement duly executed;

CMGO shall have performed all necessary actions to transfer legal rights under the GOOD GAMING Asset Purchase Agreement to HDSI.

such other documents as HDSI may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the CMGO, (B) evidencing the performance of, or compliance by CMGO with, any covenant or obligation required to be performed or complied with by CMGO, as the case may be, 8 evidencing the satisfaction of any condition referred to in this Section 5, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.7  No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the CMGO Membership Interests, or any other ownership interest in, CMGO, or (b) is entitled to all or any portion of the HDSI Stock.

INITIATED: GL/PR

ARTICLE VI

POST-CLOSING AGREEMENTS AND ACTIONS

Section 6.1   SEC Documents. From and after the Closing Date, in the event the SEC notifies HDSI of its intent to review any Public Report filed prior to the Closing Date or HDSI receives any oral or written comments from the SEC with respect to any Public Report filed prior to the Closing Date, HDSI shall promptly notify HDSI  and HDSI  shall reasonably  cooperate  in responding  to any such oral or written comments.

Section 6.2 Completion  of  the  14C  and  Quarterly  Filing It shall  be  the  obligation  of  HDS's  new management to complete the filings necessary to make the recently approved share restructure effective, and to bring HDS filings current by submission of its currently outstanding quarterly report.

Section 6.3  Transfer and Reservation of Shares. It shall be the obligation of HDS's  new management to transfer the preferred shares required under this agreement to the appropriate parties, along with reservation of sufficient shares  in common  stock  with the Company's  Transfer Agent to allow  conversion  of said shares. Notice to the Company Transfer Agent should conform to EXHIBIT D.

ARTICLE VII POTENTIAL CAUSE OF ACTION
Section 7.1  Potential Claim Summary. Upon information and belief HDS has a cause of action against certain individuals and finance facilities in its own right and/or on behalf of its shareholders. This relates to false representations that were made to the management of SirenGPS and HDS to induce the Strategic Expansion   agreement   and   change   of   control.   This   potential   litigation   has   its   basis   in   alleged misrepresentations  that were made in order that these putative defendants might convert and sell HDS shares, profiting at the expense of HDS shareholders and the Company.

Section 7.2  Support of Litigation. In consideration of this Agreement, Mr. Rainier agrees to provide his cooperation in the pursuit of litigation related to the Potential Cause of Action identified in this Agreement. This participation shall include production of documents and testimony in support of civil and or criminal litigation, including deposition testimony, provided that any deposition take place in St Louis, Missouri.

Section 7.3   Selection  of Counsel.  Mr. Rainier  shall  have the  right to  select  counsel  to represent  the shareholders, and to negotiate reasonable compensation for that representation on behalf of the Company. Selected Counsel must be reasonably competent to provide representation in the subject matter of the controversy, and is subject to approval by the Company on that basis, such approval not to be unreasonably withheld. In the event that Mr. Rainier shall be unable to representation for the controversy within 30 days of the execution of this Agreement, the Company shall have the right to select counsel of its own choosing.

Section 7.4   Right  to  Am rove  Settlement.  Mr.  Rainier  shall  have  whatever  right  to  approve  of  any settlement  of  the potential  litigation to the  full extent that the Company  has the right  to  execute any settlement on behalf of itself or the shareholders. The Company shall not enter into any settlement without first obtaining written approval for the settlement from Mr. Rainier, such approval shall not be unreasonably withheld.

Section 7.5  Allocation  of  Recovery. Any  recovery  from  the  potential  litigation,  less the  cost  of  the litigation which shall include, but may not be limited to, whistle blower compensation (if any), attorney fees and expenses, shall be divided evenly between the shareholders prior to the agreement and those at the time of settlement. After the reductions mentioned, 50% of the remaining recovery shall be given to the shareholders of record (common and preferred) as of the day prior to the execution of this Agreement, and
50% to the shareholders of record (common and preferred) on the day any such settlement is executed.

INITIATED: GL/PR

ARTICLE VIII

INDEMNIFICATION

Section 8.1  Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the onen year anniversary of the Closing Date (the "Survival Period"). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or  inaccuracy of  or  compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of  damages, or  other  remedy  based on  such  representations, warranties, covenants, and obligations.

Section 8.2 Indemnification.

Indemnification Obligations in favor of the Controlling Stockholders of HDS. From and after the Closing Date until the expiration of the Survival Period, SirenGPS shall reimburse and hold harmless the HDS Controlling Stockholder (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a "HDS Indemnified Party") against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any HDS Indemnified Party, and any and all actions, suits, claims, or  legal, administrative, arbitration, governmental or  other procedures or investigation against any HDS Indemnified Party, which arises or results from a third-party claim brought against a HDS Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of SirenGPS. All claims of HDS pursuant to this Section 7.2 shall be brought by the HDS Controlling Stockholder on behalf of HDS and those Persons who were stockholders of HDS Company immediately prior to the Closing Date. In no event shall any such indemnification payments exceed $100,000 in the aggregate from SirenGPS.  No claim for indemnification may be brought under this Section 8.2(a) unless all claims for indemnification, in the aggregate, total more than $5,000.

Indemnification in favor of CMGO. From and after the Closing Date until the expiration of the Survival Period, the HDS Controlling Stockholder will, severally and not jointly, indemnify and hold harmless SirenGPS, and its respective members and managers, agents, attorneys and employees, and each person, if any, who control or may "control" (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a "CMGO Indemnified Person") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, "Damages") arising out of any (I) any breach of representation or warranty made by HDS or the HDS Controlling Stockholder in this Agreement, and in any certificate delivered by HDS or the HDS Controlling Stockholder pursuant to this Agreement, (ii) any breach by HDS or the HDS Controlling Stockholder of any covenant, obligation or other agreement made by HDS or the HDS Controlling Stockholder in this Agreement, and (iii) a thirdn party claim based on any acts or omissions by HDS or the HDS Controlling Stockholder. In no event shall any such indemnification payments exceed $100,000 in the aggregate from all HDS Controlling Stockholder. No claim for indemnification may be brought under this Section 7.2(b) unless all claims for indemnification, in the aggregate, total more than $5,000.

INITIATED: GL/PR

ARTICLE IX

TERMINATION

Section 9.1
provided below:

Termination of Agreement. Certain of the Parties may terminate this Agreement as

HDS and CMGO may terminate this Agreement by mutual written consent at any time prior to the Closing;

HDS may terminate this Agreement by giving written notice to CMGO at any time prior to the Closing (A) in the event CMGO has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, HDS has notified CMGO of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (B) if the Closing shall not have occurred on or before August 4, 2015, by reason of the failure of any condition precedent under Section 5 herein (unless the failure results primarily from HDS itself breaching any representation, warranty, or covenant contained in this Agreement); and

CMGO may terminate this Agreement by giving written notice to HDS at any time prior to the Closing (A) in the event HDS bas breached any material representation, warranty, or covenant contained in this Agreement in any material respect, CMGO bas notified HDS of the breach, and the breach bas continued without cure for a period of five (5) days after the notice of breach or (B) if the Closing shall not have occurred on or before August 4, 2015, by reason of the failure of any condition precedent under Section 4 herein (unless the failure results primarily from CMGO itself breaching any representation, warranty, or covenant contained in this Agreement).

HDS Controlling Shareholder may rescind this agreement if there remain any of the "Post Closing Agreements and Actions" from Section 5 of this Agreement outstanding within 30 days of the execution of this agreement.

HDS Controlling Shareholder may rescind this agreement if each of the line items in the Use of Proceeds is not satisfied within 14 days of the execution of this agreement either by payment, or through written agreement from Mr. Rainier that satisfactory accommodations have been made to resolve the related obligation.

Section 9.2         Effect of Termination. If any Party terminates this Agreement pursuant to this section, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party.

ARTICLE X MISCELLANEOUS PROVISIONS
Section 10.1  Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other Parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 10.2  Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

INITIATED: GL/PR

Section 10.3  Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 10.4   Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to CMGO to: Glenn Laken
2130 North Lincoln Park West, 8N Chicago, II 60614

If to SirenGPS to:
9272 Olive Boulevard
St Louis, MO 63132
Attn: Paul Rainier, Executive Director

If to the HDS Controlling Stockholder, to:
9272 Olive Boulevard
St Louis, MO 63132
Attn: Paul Rainier

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 10.5  Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section   10.6     Severability.  This  Agreement  shall  be  deemed  severable,  and  the  invalidity  or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or  of  any other term or  provision hereof. Furthermore, in  lieu of  any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 10.7  Titles and Heading'. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 10.8  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

INITIATED: GL/PR

Section 10.9  Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Missouri, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section
10.4.

Section 10.10  Enforcement  of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.11  Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 10.12  Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[REST OF PAGE DELIBERATELY LEFT BLANK]

(SIGNATURE PAGE TO AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HDS INTERNATIONAL CORP.

PAUL RAUNER
Name: Paul Rauner
Title: Chief Executive Officer

CMGO

GLENN LAKEN
Name: Glenn Laken
Title: Chief Executive Officer

SIRENGPS,  INC.

PAUL RAUNER
Name:   Paul Rauner
Title:          Executive Director

EXHIBIT A

GOOD GAMING ASSET PURCHASE AGREEMENT

EXHIBIT B

USE OF PROCEEDS

Item	Expense Detail	Expense
1	Lysiak Law Firm	$21,559.52
2	14C Filing Expenses	$5,500.00
3	Doty Scott Valuation	$7,450.00
4	Saturna Group	$8,500.00
5	Action Transfer	$20.00
6	M&K CPA Firm	$7,500.00
7	Third Party Note	$50,000.00
8	Rauner – Expenses	$5,500.00
9	Grover – Expenses	$1,150.00
10	SirenGPS, Inc.	$12,820.48
	TOTAL	$120,000.00

EXHIBIT C
UTSEY GUARANTOR AGREEMENT